                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.


                                  FORM 8-K/A-1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                      Date of Original Report:  May 9, 1995


                           FRONTEER DIRECTORY COMPANY, INC.
                  ----------------------------------------------
                     (Exact Name of Registrant as Specified
                                 in Its Charter)


         Colorado                    0-17637                   45-0411501
- ----------------------------     ----------------           ----------------
(State or other jurisdiction     (Commission File            (IRS Employer
 of incorporation)                   Number)                 Identification
                                                                 Number)





                              216 North 23rd Street
                           Bismarck, North Dakota 58501
                   --------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (701) 258-4970

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Businesses Acquired.

     RAFCO, Ltd.:
          Independent Auditors' Report

          Consolidated Balance Sheets - March 31, 1995 (Unaudited and
               December 31, 1994 and 1993

          Consolidated Statements of Operations -
               Three Months Ended March 31, 1995 and 1994 (Unaudited) and Years Ended December 31, 1994, 1993 and 1992

          Consolidated Statements of Stockholders' Equity -
               Three Months Ended March 31, 1995 (Unaudited) and Years Ended December 31, 1994, 1993 and 1992

          Consolidated Statements of Cash Flows -
               Three Months Ended March 31, 1995 and 1994 (Unaudited) and Years Ended December 31, 1994, 1993 and 1992

          Notes to Consolidated Financial Statements

(b)  Pro Forma Financial Information.

     Fronteer Directory Company, Inc.:
          Unaudited Pro Forma Condensed Combined Financial Statements

          Pro Forma Condensed Combined Balance Sheet - March 31, 1995
          (Unaudited)

          Pro Forma Condensed Combined Statement of Operations - Six Months Ended March 31, 1995 (Unaudited)

          Pro Forma Condensed Combined Statement of Operations - Year Ended September 30, 1994 (Unaudited)

          Notes to Pro Forma Condensed Combined Financial Statements

(c)  Exhibits

     2.1 Plan of Reorganization and Exchange Agreement dated April 26, 1995, with Exhibits A, B, C, F, and I.

     2.2 Sale and Purchase Agreement dated April 27, 1995, with Exhibits A and J.

     2.3 Option Agreement dated April 27, 1995, with Exhibits A, B, and D.

     3.0(i) Articles of Amendment to the Registrant's Articles of Incorporation dated April 28, 1995.

     23.1      Consent of KPMG Peat Marwick, LLP.

___________________

     Except for Exhibit 23.1 which is filed herewith, all of the above listed Exhibits were filed with the original Current Report on Form 8-K dated May 9, 1995.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       FRONTEER DIRECTORY COMPANY, INC.



                       By:   /s/  DENNIS W. OLSON
                           ----------------------------------------------------
                            Dennis W. Olson, President

                       Date Signed:  JULY 10, 1995
                                   --------------------------------------------


                       DENNIS W. OLSON
                       --------------------------------------------------------
                       Printed Name of Signatory

                       PRESIDENT
                       --------------------------------------------------------
                       Title of Signatory

                          INDEX TO FINANCIAL STATEMENTS



RAFCO, LTD.:
     Independent Auditor's Report                                            F-1

     Consolidated Balance Sheets-
         March 31, 1995 (Unaudited) and
         December 31, 1994 and 1993                                          F-2

     Consolidated Statements of Operations-
         Three Months Ended March 31, 1995
         and 1994 (Unaudited) and Years
         Ended December 31, 1994, 1993 and 1992                              F-4

     Consolidated Statements of Stockholders'
         Equity - Three Months Ended March 31,
         1995 (Unaudited) and Years Ended
         December 31, 1994, 1993 and 1992                                    F-5

     Consolidated Statements of Cash Flows-
         Three Months Ended March 31, 1995
         and 1994 (Unaudited) and Years Ended
         December 31, 1994, 1993 and 1992                                    F-6

     Notes to Consolidated to Financial Statements                           F-8

FRONTEER DIRECTORY COMPANY, INC.:
     Unaudited Pro Forma Condensed
         Combined Financial Statements                                      F-16

     Pro Forma Condensed Combined
         Balance Sheet - March 31, 1995
         (Unaudited)                                                        F-17

     Pro Forma Condensed Combined
         Statement of Operations - Six
         Months Ended March 31, 1995
         (Unaudited)                                                        F-18

     Pro Forma Condensed Combined
         Statement of Operations - Year
         Ended September 30, 1994
         (Unaudited)                                                        F-19

     Notes to Pro Forma Condensed
         Combined Financial Statements                                      F-20

                          INDEPENDENT AUDITORS' REPORT


THE BOARD OF DIRECTORS
RAFCO, LTD.:


We have audited the accompanying consolidated balance sheets of RAFCO, Ltd. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RAFCO, Ltd. and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                        KPMG PEAT MARWICK LLP


Denver, Colorado
February 17, 1995

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                                            December 31
                                                            March 31                ---------------------------
ASSETS                                                        1995                  1994                 1993
- ------                                                        ----                  ----                 ----
                                                          (unaudited)
Cash and cash equivalents (note 3)                           $   989,820            2,276,654            3,981,565

Receivables:
  Broker/dealer customers, net                                 5,164,672           13,705,027           11,793,859
  Other trade, net                                               465,929              465,420              434,346
                                                             -----------           ----------           ----------
                                                               5,630,601           14,170,447           12,228,205
                                                             -----------           ----------           ----------

Securities purchased under agreement to
  resell (note 5)                                                  -                    -               73,463,504

Receivables from brokers or dealers and clearing
  organizations:
    Securities borrowed                                           22,200              520,800            1,427,200
    Failed to deliver                                             19,628              168,472               76,442
    Clearing organizations                                       700,212               56,988              248,749
                                                             -----------           ----------           ----------
                                                                 742,040              746,260            1,752,391
                                                             -----------           ----------           ----------
Securities owned, at market value (note 4)                     1,608,852            1,406,214              975,909

Property, furniture, and equipment, at cost less
  accumulated depreciation of $1,719,828,
  $1,773,052 and $1,377,480 in 1995, 1994 and 1993,
  respectively (note 7)                                        1,380,298            1,424,689            1,433,156

Deferred income taxes, net (note 8)                              760,521              760,521              760,521

Income taxes receivable                                            -                    -                  205,345

Other assets, net                                              1,284,299            1,541,173              899,640
                                                             -----------           ----------           ----------

                                                            $ 12,396,431           22,325,958           95,700,236
                                                             -----------           ----------           ----------
                                                             -----------           ----------           ----------

                                                                                                       (Continued)

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

                     CONSOLIDATED BALANCE SHEETS, CONTINUED


                                                                                             December 31
                                                             March 31                 -------------------------
                                                               1995                   1994                 1993
                                                               ----                   ----                 ----
LIABILITIES AND STOCKHOLDERS' EQUITY                       (unaudited)
- ------------------------------------
Payables to customers                                      $  2,332,168             2,767,761             5,438,856
Securities sold under agreement to repurchase
  (note 5)                                                        -                     -                73,463,504
Payables to brokers or dealers and clearing
  organizations:
    Clearing organizations (note 6)                           3,176,719            10,686,842             2,985,702
    Clearing correspondent brokers or
        dealers                                                   -                   846,139             1,396,098
    Failed to receive and other                                 130,512               165,080               109,919
                                                           ------------            ----------             ---------
                                                              3,307,231            11,698,061             4,491,719
                                                           ------------            ----------             ---------

Notes payable (note 7)                                        1,758,852             1,918,831             1,831,392
Deposits from clearing correspondent brokers
  or dealers, net                                               742,184             1,067,338             4,896,528
Accounts payable, accrued expenses, and other
  liabilities                                                   941,125             1,408,052             1,820,371
Accrued commissions payable                                     508,393               285,234               201,347
Deferred rent concessions (note 10)                           1,806,857             1,808,895             1,696,165
Securities sold but not yet purchased, at
  market value                                                  152,695                17,193                15,595
                                                           ------------            ----------             ---------
        Total liabilities                                    11,549,505            20,971,365            93,855,477
                                                           ------------            ----------             ---------

Minority interest in subsidiary                                 204,843               166,158               250,398

Stockholders' equity (note 2):
  Series A cumulative participating preferred
    stock, $.03 par value per share.  600,000
    shares authorized; 87,500 shares issued and
    outstanding (liquidation preference of                      823,750               823,750               823,750
    $875,000)
  Class A common stock, $.01 par value per share.
    10,000,000 shares authorized; 13 shares issued
    and outstanding                                                   1                     1                     1
  Class B common stock, $.02 par value per share.
    10,000,000 shares authorized; no shares issued
    or outstanding                                                -                     -                     -
  Additional paid-in capital                                         99                    99                    99
  Retained earnings (deficit)                                  (181,767)              364,585               770,511
                                                           ------------            ----------             ---------
     Total stockholders' equity                                 642,083             1,188,435             1,594,361
                                                           ------------            ----------             ---------
Commitments and contingencies
  (notes 10 and 11)
                                                           $ 12,396,431            22,325,958            95,700,236
                                                           ------------            ----------             ---------
                                                           ------------            ----------             ---------


          See accompanying notes to consolidated financial statements.

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Three months ended March 31                Years ended December 31
                                                   ---------------------------        ---------------------------------------
                                                    1995             1994             1994             1993              1992
                                                    ----             ----             ----             ----              ----
                                                         (unaudited)
Revenue:
  Commissions                                     $ 1,646,271        1,160,641        5,792,268       6,527,515        8,443,289
  Computer hardware and software operations         1,220,973          427,187        3,515,230       4,041,575        1,915,816
  Investment banking                                  549,338          273,027        3,032,968       1,955,234        1,188,542
  Bank services                                        43,697          285,592        1,152,585         982,959            -
  Interest income                                     223,985          222,439        1,082,576         860,492          709,632
  Fees from clearing correspondent brokers or
   dealers                                            101,066          298,042        1,079,931       1,563,827        3,026,224
  Transaction charges                                 105,196          130,818          958,890         790,198        1,855,359
  Trading profits, net                                102,006          216,181          696,814       2,224,732          492,183
  Other, net                                           27,523            4,754           30,214          70,570          375,535
                                                    ---------        ---------       ----------      ----------       ----------
                                                    4,020,055        3,018,681       17,341,476      19,017,102       18,006,580
                                                    ---------        ---------       ----------      ----------       ----------
Expenses:
  Commissions                                       1,234,253          722,921        4,263,665       4,696,299        5,418,952
  Computer hardware and software operations         1,229,916          725,391        3,739,649       3,837,293        2,747,851
  Administrative salaries and related
   employment costs                                   847,183          881,447        3,418,111       3,354,537        4,068,793
  Bank services                                         -              446,569        1,381,991       1,844,921            -
  Building, occupancy, and equipment rental
   (note 10)                                          366,425          258,279        1,372,109       1,398,509        1,091,170
  Communications                                      280,582          231,083          944,544       1,051,923        1,280,906
  Floor brokerage and clearance                        76,403           63,373          324,291         373,094          484,968
  Professional fees and litigation and
   arbitration settlements                             57,665           51,453          299,353       1,008,917          586,868
  Interest                                            200,947          104,903          567,901         415,175          233,702
  Other, net                                          223,104          159,692        1,484,627       1,244,241        1,312,120
                                                    ---------        ---------       ----------      ----------       ----------
                                                    4,516,478        3,645,171       17,796,241      19,224,909       17,225,330
                                                    ---------        ---------       ----------      ----------       ----------
       Earnings (loss) before minority
        interest, income taxes and cumulative
        effect of change in accounting for
        income taxes                                 (496,423)        (626,490)        (454,765)       (207,807)         781,250

Minority interest loss (earnings)                     (36,804)          49,944          101,339         (89,883)         (56,063)
                                                    ---------        ---------       ----------      ----------       ----------
       Earnings (loss) before income taxes and
        cumulative effect of change in
        accounting for income taxes                  (533,227)        (576,546)        (353,426)       (297,690)         725,187

Income tax benefit (expense) (note 8)                  -                -                -              133,569         (274,019)
                                                    ---------        ---------       ----------      ----------       ----------
       Earnings (loss) before cumulative
        effect of change in accounting for
        income taxes                                 (533,227)        (576,546)        (353,426)       (164,121)         451,168
Cumulative effect of change in accounting for
  income taxes (note 8)                                -                -                -              141,080           -
                                                    ---------        ---------       ----------      ----------       ----------

       Net earnings (loss)                        $  (533,227)        (576,546)        (353,426)        (23,041)         451,168
                                                    ---------        ---------       ----------      ----------       ----------
                                                    ---------        ---------       ----------      ----------       ----------

          See accompanying notes to consolidated financial statements.

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                   YEARS ENDED DECEMBER 31, 1994 AND 1993 AND
                  THREE MONTHS ENDED MARCH 31, 1995 (UNAUDITED)

                                                               Additional        Retained
                               Preferred          Common        paid-in          earnings
                                 stock            stock         capital          (deficit)           Total
                                 -----            -----         -------          ---------           -----
BALANCES AT JANUARY 1,
  1992                          $    -              1           500,099           353,363            853,463
Purchase and retirement of
  common stock (note 2)              -              -          (500,000)             -              (500,000)
Net earnings                         -              -             -               451,168            451,168
                                 ---------          -           -------           -------           --------

BALANCES AT DECEMBER 31,
  1992                               -              1               99            804,531            804,631
Proceeds from the issuance
  of Series A preferred
  stock, net of issuance
  costs of $51,250                823,750           -             -                  -               823,750
Series A preferred stock
  dividend                           -              -             -              (10,979)            (10,979)
Net loss                             -              -             -              (23,041)            (23,041)
                                 ---------          -           -------          -------           ---------

BALANCES AT DECEMBER 31,
  1993                            823,750           1               99           770,511           1,594,361

Series A preferred stock
  dividend                           -              -             -              (52,500)            (52,500)
Net loss                             -              -             -             (353,426)           (353,426)
                                 ---------          -           -------          --------          ---------

BALANCES AT DECEMBER 31,
  1994                            823,750           1                99          364,585           1,188,435
Series A preferred stock
  dividend                           -              -              -             (13,125)            (13,125)

Net loss                             -              -              -            (533,227)           (533,227)
                                 ---------          -           -------          --------          ---------

BALANCES AT MARCH 31,
  1995 (UNAUDITED)              $ 823,750           1                99         (181,767)            642,083
                                 ---------          -           -------          --------          ----------
                                 ---------          -           -------          --------          ----------


          See accompanying notes to consolidated financial statements.

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Three months ended March 31          Year ended December 31
                                                             ---------------------------    ---------------------------------
                                                               1995             1994        1994           1993          1992
                                                               ----             ----        ----           ----          ----
                                                                    (unaudited)
Cash flows from operating activities:
  Net earnings (loss)                                       $  (533,227)      (576,546)    (353,426)       (23,041)      451,168
  Adjustments to reconcile net earnings (loss) to net
    cash provided (used) by operating activities:
       Cumulative effect of change in accounting for income       -              -            -           (141,080)        -
          taxes
       Depreciation of property, furniture, and equipment       106,870        110,068      395,572        493,772       350,417
       Bad debt expense                                           6,165          -            3,550         10,982        61,130
       Loss on disposal of assets                                 -              -            -             30,357        10,176
       Deferred income tax benefit                                -              -            -           (118,305)       47,705
       Minority interest earnings (loss)                         36,804        (49,944)    (101,339)        89,883        56,063
       Changes in operating assets and liabilities:
         Decrease (increase) in customer receivables          8,533,681     (4,567,043)  (1,945,792)      (784,538)   (1,709,078)
         Decrease (increase) in receivables from brokers or
           dealers and clearing organizations                     4,220       (993,423)   1,006,131     (1,422,404)      481,066
         Decrease (increase) in securities owned, net of
           securities sold but not yet purchased                (67,141)       906,476     (428,707)      (286,592)       23,858
         Decrease (increase) in income taxes receivable           -            125,001      205,345       (205,345)      183,414
         Decrease (increase) in other assets                    258,755        281,960     (624,434)       (47,330)       46,063
         Increase (decrease) in payables to customers          (435,593)    (1,262,727)  (2,671,095)     2,517,821      (262,227)
         Increase (decrease) in payable to brokers or
           dealers and clearing organizations                (8,390,830)     3,898,958    7,206,342     (2,037,698)      484,075
         Increase (decrease) in deposits from clearing
           correspondent brokers or dealers                    (325,154)     1,189,952   (3,829,190)     1,930,434       192,295
         Increase (decrease) in accounts payable, accrued
           expenses and other liabilities                      (466,927)      (782,327)    (412,319)       481,432      (999,957)
         Increase (decrease) in accrued commissions payable     223,159         45,627       83,887        (88,831)      (41,216)
         Increase (decrease) in deferred rent concessions        (2,038)        49,768      112,730        187,078     1,439,392
                                                              ---------      ---------    ---------       --------     ---------

              Net cash provided (used) by operating
                activities                                   (1,051,256)    (1,624,200)  (1,352,745)       586,595       814,344
                                                              ---------      ---------    ---------       --------     ---------


                                                                     (Continued)

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                                                            Three months ended March 31          Year ended December 31
                                                            ---------------------------    ---------------------------------
                                                                1995         1994          1994           1993          1992
                                                                ----         ----          ----           ----          ----
                                                                   (unaudited)

Cash flows from investing activities - acquisition of
  property, furniture, and equipment, net                   $   (62,479)      (75,940)     (387,105)      (211,100)   (1,293,003)
                                                             ----------    ----------    ----------     ----------    ----------

Cash flows from financing activities:

  Principal payments on notes payable                          (159,974)      (44,701)     (156,103)    (1,138,801)     (840,802)
  Proceeds from additional borrowings                             -             -           243,542      1,325,000       729,268
  Proceeds from sale of preferred stock, net                      -             -            -             823,750         -
  Dividends on preferred stock                                  (13,125)      (13,125)      (52,500)         -             -
                                                             ----------    ----------    ----------     ----------    ----------

        Net cash provided (used) by financing activities       (173,099)      (57,826)       34,939      1,009,949      (111,534)
                                                             ----------    ----------    ----------     ----------    ----------

        Net increase (decrease) in cash and cash equivalents (1,286,834)   (2,924,767)   (1,704,911)     1,385,444      (590,193)

Cash and cash equivalents at the beginning of period          2,276,654     3,981,565     3,981,565      2,596,121     3,186,314
                                                             ----------    ----------    ----------     ----------    ----------

Cash and cash equivalents at the end of period              $   989,820     1,056,798     2,276,654      3,981,565     2,596,121
                                                             ----------    ----------    ----------     ----------    ----------
                                                             ----------    ----------    ----------     ----------    ----------

Supplemental disclosure of cash flow information -
      Cash paid during the period for interest              $   202,246       105,028       574,827        434,719       395,774
                                                             ----------    ----------    ----------     ----------    ----------
                                                             ----------    ----------    ----------     ----------    ----------
      Cash paid (received) during the period for taxes      $     -          (125,001)     (199,890)        -             85,325
                                                             ----------    ----------    ----------     ----------    ----------
                                                             ----------    ----------    ----------     ----------    ----------
Noncash investing activities -
  Purchase and retirement of common stock through exchange
   for securities                                           $     -             -            -              -            500,000
                                                             ----------    ----------    ----------     ----------    ----------
                                                             ----------    ----------    ----------     ----------    ----------

          See accompanying notes to consolidated financial statements.

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1994, 1993 AND 1992
           (INFORMATION AS OF MARCH 31, 1995 AND FOR THE THREE MONTHS
                   ENDED MARCH 31, 1995 AND 1994 IS UNAUDITED)


(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF FINANCIAL STATEMENT PRESENTATION

     The accompanying consolidated financial statements include the accounts of RAFCO, Ltd. (RAFCO or the Company) and its wholly owned subsidiary, RAF Financial Corporation (RAF), which operates as a registered securities broker/dealer and provides various financial consulting services to financial institutions, and its 56% owned subsidiary, Secutron, Inc. (Secutron) which operates as a computer hardware and software sales and consulting company. The Company's other wholly-owned subsidiary, Risk Analytics, Inc. has no operations and is not included in the accompanying consolidated financial statements. All intercompany balances and transactions have been eliminated in consolidation.

     The consolidated balance sheet as of March 31, 1995 and the consolidated statements of operations, stockholders' equity, and cash flows for the three months ended March 31, 1995 and 1994 were prepared by the Company without audit. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of the financial position, results of operations and cash flows as of March 31, 1995 and for the three months ended March 31, 1995 and 1994 have been included.

     CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

     Cash on deposit in uninsured accounts totaled $680,544 and $1,598,237 at March 31, 1995 and December 31, 1994, respectively.

     Cash receipts and disbursements relating to securities purchased and sold under agreements to resell and purchase are generally equal and, therefore, have been netted and excluded from the statements of cash flows.

     SECURITIES

     Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES (SFAS 115) requires that trading securities be recorded at market value. In accordance with financial reporting requirements for broker/dealers, all of the Company's financial instruments, including securities, are recorded at market value. Accordingly, the adoption of SFAS 115 by the Company as of December 31, 1993 had no effect on the accompanying financial statements. Securities without a readily available market are recorded at estimated fair value. Securities are valued monthly and the resulting unrealized appreciation or depreciation is included in operations as trading profit or loss. Realized gains and losses are determined using the average cost method.

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



     Securities transactions are recorded on a settlement-date basis, usually the fifth business day following the trade date. The effect on the consolidated financial statements of using settlement date rather than trade date for the recording of securities transactions is not significant.

     DEPRECIATION AND AMORTIZATION

     Depreciation of property, furniture, and equipment is computed using the straight-line method based upon estimated useful lives ranging from 3 to 15 years.

     CUSTOMER ACCOUNTS

     Receivables from customers include amounts due on cash transactions and margin accounts. Securities owned by customers are held as collateral for substantially all of these receivables. An allowance for doubtful accounts has been established for all unsecured customer receivables.

     Amounts due to or from directors or officers of the Company, related to normal cash accounts with the Company's broker and dealer subsidiary, are not classified as customer-related in accordance with the rules of the Securities and Exchange Commission.

     INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS
     109) which prescribes the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     REVENUE RECOGNITION

     Revenue from the sale of computer equipment and installation of software is generally recognized when the equipment and related software is installed and accepted by the customer.

     RESEARCH AND DEVELOPMENT COSTS

     Costs incurred in researching, designing, and planning for the development of new software are included in computer hardware and software operations in the accompanying consolidated financial statements. All amounts are charged to operations as incurred until such time as the costs meet the criteria for capitalization. Such costs were not significant in 1995, 1994, 1993 or 1992.

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(2)  STOCKHOLDERS' EQUITY

     During 1993, the Company sold 87,500 shares of $.03 par value Series A cumulative participating preferred stock (Series A preferred) for $10 a share. The Series A preferred is nonvoting and has a liquidation preference of $10 per share plus accrued and unpaid dividends. Regular dividends are 6% per annum payable quarterly and in certain instance the holders will be entitled to an annual participating dividend. If the Company is for any reason unable to pay cash dividends, such unpaid dividends will accumulate without interest until the Company can legally pay such dividends. The Company has the option to redeem all or part of the Series A preferred on a pro rata basis upon 90 days prior written notice at December 31, 1998 and at December 31 of each year thereafter at $11 per share plus any unpaid dividends.

     On May 18, 1992, the Company purchased a .286802 fractional share of common stock from an unrelated third party in exchange for marketable securities with a market value of approximately $500,000. Upon consummation of the purchase, the fractional share was retired.

(3)  SEGREGATED CASH

     Pursuant to Rule 15c3-3 of the Securities and Exchange Commission, RAF is required to maintain cash or cash equivalents on deposit in special reserve bank accounts for the exclusive benefit of its customers. At March 31, 1995 and December 31, 1994, RAF had balances in such accounts totaling $1,287,613 and $1,339,570, respectively.

(4)  SECURITIES OWNED

     Securities owned as of March 31, 1995, December 31, 1994 and 1993 consist of the following:

                                                             December 31
                                         March 31        ------------------
                                           1995          1994          1993
                                           ----          ----          ----
                                       (unaudited)
Corporate equities                   $ 1,256,385      1,232,718      941,821
Municipal obligations                    176,577        116,270        5,685
U.S. government obligations              175,890         57,226       28,403
                                     -----------      ---------      -------

                                     $ 1,608,852      1,406,214      975,909
                                     -----------      ---------      -------
                                     -----------      ---------      -------


                                   RAFCO, LTD.
                                AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(5) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND SECURITIES PURCHASED AND SOLD UNDER AGREEMENT TO RESELL AND REPURCHASE

     As a securities broker and dealer, RAF is engaged in various securities and trading and brokerage activities. A portion of RAF's transactions are collateralized and are executed with and on behalf of institutional investors, including other brokers and dealers. RAF's exposure to credit risk associated with the nonperformance of these customers in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets which may impair the customers' ability to satisfy their obligations to RAF. RAF's principal activities are also subject to the risk of counterparty nonperformance.

     In the normal course of business, RAF's customer and correspondent clearance activities involve the execution, settlement, and financing of various customer securities transactions. These activities may expose RAF to off-balance-sheet credit risk in the event the customer is unable to fulfill its contractual obligations.

     RAF's customer securities activities are transacted on either a cash or margin basis. In margin transactions, RAF extends credit and monitors the collateral to the customer, subject to various regulatory margin requirements. In connection with these activities, RAF executes and clears customer transactions involving the sale of securities not yet purchased.

     Such transactions may expose RAF to off-balance-sheet risk in the event margin requirements are not sufficient to fully cover losses which customers may incur. In the event the customer fails to satisfy its obligations, RAF may be required to purchase or sell financial instruments at prevailing market prices in order to fulfill the customer's obligations.

     RAF enters into collateralized matched reverse repurchase and repurchase agreements which may result in significant credit exposure in the event the counterparty to the transaction is unable to fulfill its contractual obligations. In accordance with industry practice, repurchase agreements are generally collateralized by cash or securities with a market value in excess of RAF's obligation under the contract. RAF attempts to minimize credit risk associated with these activities by monitoring customer credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to RAF when deemed necessary.

     At December 31, 1993, RAF had matched repurchase and resale agreements with total contract amounts of $73,463,504 and an effective interest rate of 3.5%. These contracts expired in 1994.


 (6) PAYABLE TO CLEARING ORGANIZATION

     The payable to clearing organization represents amounts due on customer margin debits collateralized by customer securities. This amount bears interest at a fluctuating rate that generally corresponds to the broker call money rate (7.25% at December 31, 1994).

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

 (7) NOTES PAYABLE

     The following is a summary of notes payable:


                                                                              December 31
                                                        March 31          -------------------
                                                          1995            1994           1993
                                                          ----           -----           ----
                                                      (unaudited)
     Senior subordinated debentures (a)               $ 1,325,000      1,325,000       1,325,000
     Notes payable to banks which bear interest
       at rates ranging from 6% to 9%; payable
       in monthly installments of principal and
       interest through 1997; secured by
       equipment                                          384,100        490,761         409,914
     Mortgages payable to banks, secured by
       real property, paid in 1994                          -              -              48,463
     Other                                                 49,752        103,070          48,015
                                                        ---------      ---------       ---------

                                                      $ 1,758,852      1,918,831       1,831,392
                                                        ---------      ---------       ---------
                                                        ---------      ---------       ---------


     (a)  In connection with the Series A preferred offering described in note 2, the
          Company sold $1,325,000 of 10% Senior Subordinated promissory notes.  The
          Notes mature on December 31, 2003, are unsecured general obligations of the
          Company, and are subordinated to the prior payment in full of all senior indebtedness.


     Approximate annual maturities of notes payable for years subsequent to 1994, are as follows:

                             Year ending December 31:
                                  1995                           $   395,701
                                  1996                               130,089
                                  1997                                68,041
                                  1998                                 -
                                  1999                                 -
                                  Thereafter                       1,325,000
                                                                   ---------
                                                                 $ 1,918,831
                                                                   ---------
                                                                   ---------


(8)  INCOME TAXES

     Income tax benefit (expense) consisted of the following:

                                                 Year ended
                                                 December 31
                                             -----------------
                                             1993         1992
                                             ----         ----
            Current                       $  15,264     (226,314)
            Deferred                        118,305      (47,705)
                                            -------      -------
                                          $ 133,569     (274,019)
                                            -------      -------
                                            -------      -------

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


(8)  INCOME TAXES (CONTINUED)

     Income tax benefit (expense) differs from the amount computed by applying the federal statutory tax rate to earnings (loss) before income taxes as follows:


                                                                    1993             1992
                                                                    ----             ----
           Computed statutory tax benefit (expense)               $ 101,254        (246,564)
           Decrease (increase) in taxes resulting from:
             Earnings of subsidiary not included in the
               Company's consolidated tax return                        -            24,314
             State income tax benefit (expense)                      17,039         (20,289)
           Other, net                                                15,276         (31,480)
                                                                    -------          ------

                     Actual tax benefit (expense)                 $ 133,569        (274,019)
                                                                    -------         -------
                                                                    -------         -------


     Temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities that result in significant deferred tax liabilities and assets at December 31, 1994 and 1993 are as follows:

                                                                           December 31
                                                        March 31        ------------------
                                                          1995          1994          1993
                                                          ----          ----          ----
                                                       (unaudited)
      Deferred rent concessions, due to
        differences in accounting methods             $   705,000       705,468      661,504
      Furniture and equipment, primarily due to
        differences in depreciation                           -         (19,358)     (42,635)
      Receivables, due primarily to differences
        in the allowance for uncollectible
        accounts                                           40,000        39,747       39,747
      Accrued expenses, due to allowances for
        losses not deductible for income tax
        purposes                                           70,000        69,112       71,095
      Charitable contributions carryforwards               60,000        57,467       30,810
      Net operating loss carryforward                     203,000           -            -
                                                       ----------       -------      -------

                 Gross deferred tax asset               1,078,000       852,436      760,521

               Less valuation allowance                  (317,479)      (91,915)         -
                                                       ----------       -------      -------

                 Deferred tax asset, net              $   760,521       760,521      760,521
                                                       ----------       -------      -------
                                                       ----------       -------      -------


                                   RAFCO, LTD.
                                AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


     Deferred tax (expense) benefit for 1992 results from timing differences in the recognition of revenue and expenses for financial statement and income tax purposes. The sources of these differences were as follows:


            Differences in accounting for rent concessions         $ 485,315
            Provision for estimated losses not deductible
              for tax purposes                                       (86,700)
            Difference in accounting for lease for office           (408,711)
              space
            Other, net                                               (37,609)
                                                                      ------
                 Total deferred tax expense                        $ (47,705)
                                                                      ------
                                                                      ------

     Effective January 1, 1993, the Company adopted the provisions of SFAS 109 on a prospective basis. The cumulative effect of this change in the method of accounting for income taxes was to decrease net loss by $141,080. The adoption of SFAS 109 did not have a significant effect on the Company's 1993 provision for income taxes.

(9)  EMPLOYEE BENEFIT PLAN

     The Company has established a 401(k) employee benefit plan covering substantially all employees. The Company makes matching contributions to the plan based upon a designated percentage of compensation, as determined by the Company. Contributions for the three months ended March 31, 1995 and 1994 and the years ended 1994, 1993 and 1992 totaled $7,571, $10,750,
     $36,867, $31,836 and $31,355, respectively.

     The Company does not provide any post-employment benefits to retired or terminated employees.

(10) COMMITMENTS AND CONTINGENCIES

     The Company leases office space and certain equipment under long-term noncancelable operating leases. The leases for office space provide for annual escalations for utilities, taxes, and service costs, as well as escalating rental rates over the term of the leases. Minimum future rental payments, net of sublease income, required by such leases are as follows:

                  1995                         $   981,455
                  1996                             975,918
                  1997                             904,936
                  1998                             881,768
                  1999                             841,024
                  Thereafter                     6,758,612


     Rent expense for the three months ended March 31, 1995 and 1994 and the years ended December 31, 1994, 1993 and 1992 totaled $252,158, $185,054,
     $1,018,131, $1,140,248 and $800,872, respectively.

                                   RAFCO, LTD.
                                AND SUBSIDIARIES

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED


     The Company and RAF are defendants in certain arbitration and litigation matters arising from RAF's activities as broker and dealer and underwriter. In the opinion of management, these matters have been adequately provided for in the accompanying financial statements, and the ultimate resolution of the arbitration and litigation will not have a significant adverse effect on the financial condition of the Company.

(11) MINIMUM CAPITAL REQUIREMENTS

     RAF, as a registered securities broker and dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1) (the Rule). RAF has elected to operate pursuant to the alternative computation provided by the Rule.

     Under the alternative computation provided by the Rule, RAF is required to maintain "net capital" equal to the greater of $250,000 or 2% of "aggregate debit" items (primarily customer-related receivables) included in the formula for Determination of Reserve Requirements for Brokers and Dealers, as those terms are defined in the Rule. In addition, equity capital may not be withdrawn if resulting "net capital" would be less than 5% of "aggregate debits." At December 31, 1994, the Company had a ratio of net capital to aggregate debits of 10%, a "net capital" requirement of $280,683, and actual "net capital" of $1,440,795. At March 31, 1995, the Company had a net capital requirement of $250,000 and actual "net capital" of $855,238.

(12) EVENT SUBSEQUENT TO DATE OF INDEPENDENT AUDITOR'S REPORT (UNAUDITED)

     On April 26, 1995, Fronteer Directory Company, Inc. (Fronteer) acquired all of the assets of the Company in exchange for the assumption of the liabilities of the Company and the issuance of 7,223,871 shares of Fronteer common stock and 87,500 shares of Fronteer preferred stock. RAFCO dissolved as a corporation and the Fronteer shares were distributed to the Company's shareholders, who own a 55% interest in Fronteer subsequent to the combination. The combination was accounted for as a "reverse acquisition" of Fronteer by RAFCO using the purchase method of accounting.

                        FRONTEER DIRECTORY COMPANY, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


On April 26, 1995, Fronteer Directory Company, Inc. (Fronteer) entered into a Plan of Reorganization and Exchange Agreement (the Agreement) with RAFCO, Ltd. (RAFCO). Under the Agreement, Fronteer acquired all of the assets of RAFCO in exchange for the assumption by Fronteer of the liabilities of RAFCO and the issuance by Fronteer to RAFCO of 7,223,871 shares of $.01 par value common stock and 87,500 shares of $.10 par value series A voting cumulative preferred stock ($10.00 per share redemption value). RAFCO dissolved as a corporation and will distribute Fronteer's common and preferred stock to the shareholders of RAFCO. The principal assets of RAFCO include all of the outstanding common stock of RAF Financial Corporation, a registered broker dealer, and approximately 50% of the outstanding common stock of Secutron Corp., which is in the software development and consulting business. As a result of the transaction, the former shareholders of RAFCO acquired a 55% interest in Fronteer. Accordingly, the transaction will be accounted for as a "reverse acquisition" (the Acquisition) of Fronteer by RAFCO, using the purchase method of accounting.

On April 27, 1995, as contemplated by the Agreement, Fronteer entered into a Sale and Purchase Agreement (Sale Agreement) with Telecom * USA Publishing Company (Telecom) to sell to Telecom eleven of Fronteer's telephone directories for $2,400,000, subject to adjustment in certain circumstances as described in the Sale Agreement. In addition, the Sale Agreement includes the payment of $800,000 directly by Telecom to certain employees of Fronteer as consideration for such employees entering into noncompetition agreements with Telecom. Also on April 27, 1995, Fronteer entered into an option agreement with Telecom (Option Agreement) which grants Telecom the option to acquire certain additional telephone directories from June 1, 1997 through June 1, 1999 (the option period) for a purchase price as determined by the Option Agreement. At the closing of the Sale Agreement, Telecom made a noninterest bearing $500,000 loan to Fronteer as consideration for the Option Agreement. If Telecom exercises its option during the option period, the full amount of the loan will be applied against the purchase price of such directories. If Telecom does not exercise its option, the full amount of the loan will be forgiven by Telecom.

The following unaudited pro forma condensed combined balance sheet assumes the acquisition under the agreement and the transactions contemplated by the Sale Agreement and Option Agreement (related transactions) occurred on March 31,
1995 and includes the March 31, 1995 historical consolidated balance sheets of Fronteer and RAFCO. The following unaudited pro forma condensed combined statement of operations for the year ended September 30, 1994 assumes that the acquisition and related transactions occurred prior to October 1, 1993, and includes the historical consolidated statement of operations of Fronteer for the year ended September 30, 1994 and the historical consolidated statement of operations of RAFCO for the year ended December 31, 1994, adjusted for the pro forma effects of the acquisition and related transactions. The following unaudited pro forma condensed combined statement of operations for the six months ended March 31, 1995 assumes that the acquisition and related transactions occurred prior to October 1, 1993 and includes the historical consolidated statements of operations of Fronteer and RAFCO for the six months ended March 31, 1995, adjusted for the pro forma effects of the acquisition and related transactions.

The unaudited pro forma condensed statements of operations are not necessarily indicative of the results of operations that would actually have occurred if the acquisition and related transactions had been consummated prior to October 1, 1993. These pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Fronteer and RAFCO.

                        FRONTEER DIRECTORY COMPANY, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 MARCH 31, 1995
                                   (UNAUDITED)

                                                        FRONTEER           RAFCO           PRO FORMA               PRO FORMA
                                                       HISTORICAL        HISTORICAL       ADJUSTMENTS              COMBINED
                                                       ----------        ----------       -----------              ---------
ASSETS:

Current assets:
  Cash and cash equivalents                            $    58,757          989,820         1,500,000 (3)          3,048,577
                                                                                              500,000 (4)
  Broker/dealer receivables, net                             -            5,906,712             -                  5,906,712
  Trade receivables, net                                 3,756,188          465,929             -                  4,222,117
  Securities, at market                                      -            1,608,852             -                  1,608,852
  Note receivable                                            -                -               835,000 (3)            835,000
  Other                                                    732,183          786,219            -                   1,518,402
                                                         ---------       ----------         ---------             ----------
        Total current assets                             4,547,128        9,757,532         2,835,000             17,139,660

Property and equipment, net                                597,657        1,380,298           (50,937)(3)          1,927,018

Intangible assets, net                                     161,525             -             6,133,737 (1)          3,195,199
                                                                                           (3,100,063)(3)

Other assets                                               199,791        1,258,601            -                   1,458,392
                                                         ---------       ----------         ---------             ----------

                                                       $ 5,506,101       12,396,431          5,817,737             23,720,269
                                                         ---------       ----------         ---------             ----------
                                                         ---------       ----------         ---------             ----------
LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable, accrued expenses, and other
   liabilities                                         $ 1,896,748        1,449,518             -                  3,346,266
  Broker/dealer payables                                     -            6,381,583             -                  6,381,583
  Current portion of notes payable and long-term
   debt                                                    856,097          395,701             -                  1,251,798
  Other current liabilities                                424,910          152,690           100,000 (4)            677,600
                                                         ---------       ----------         ---------             ----------
        Total current liabilities                        3,177,755        8,379,492           100,000             11,657,247

Notes payable and long-term debt                           149,099        1,363,156           400,000 (4)          1,912,255

Deferred rent concessions                                    -            1,806,857             -                  1,806,857

Other liabilities                                           35,000          204,843             -                    239,843
Deferred income taxes payable                                -                -             1,689,000 (1)
                                                                                             (816,000)(3)            873,000

Stockholders' equity:
  Common, preferred and treasury stock                     (27,767)         823,751           202,651 (2)            998,635
  Additional paid in capital                             2,168,623               99         4,245,477 (2)          6,414,199
  Retained earnings (deficit)                                3,391         (181,767)           (3,391)(2)           (181,767)
                                                         ---------       ----------         ---------             ----------
                                                         2,144,247          642,083         4,444,737              7,231,067
                                                         ---------       ----------         ---------             ----------

                                                       $ 5,506,101       12,396,431         5,817,737             23,720,269
                                                         ---------       ----------         ---------             ----------
                                                         ---------       ----------         ---------             ----------

                        FRONTEER DIRECTORY COMPANY, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED MARCH, 31 1995
                                   (UNAUDITED)


                                                                  FRONTEER          RAFCO           PRO FORMA         PRO FORMA
                                                                 HISTORICAL       HISTORICAL       ADJUSTMENTS        COMBINED
                                                                 ----------       ----------       -----------        --------
REVENUE:

 Directory                                                      $ 3,966,637            -                -              3,966,637
 Broker/dealer                                                        -            8,742,372            -              8,742,372
 Other                                                              101,422           42,385            -                143,807
                                                                  ---------        ---------          -------         ----------
                                                                  4,068,059        8,784,757            -             12,852,816
COST OF SALES AND OPERATING EXPENSES:

 Directory cost of sales                                          2,508,507            -                -              2,508,507
 Commissions                                                          -            2,523,534            -              2,523,534
 General and administrative                                         996,925        5,988,929            -              6,985,854
 Depreciation and amortization                                      146,207          221,307          103,335 (5)        470,849
 Other, net                                                          -               447,760            -                447,760
                                                                  ---------        ---------          -------         ----------
                                                                  3,651,639        9,181,530          103,335         12,936,504
                                                                  ---------        ---------          -------         ----------

      Operating income (loss)                                       416,420         (396,773)        (103,335)           (83,688)

OTHER INCOME (EXPENSE):

 Interest income                                                     15,098          522,182           43,332 (6)        580,612
 Interest expense                                                   (59,492)        (368,681)         (23,076)(6)       (451,249)
 Other, net                                                          -               (70,785)           -                (70,785)
                                                                  ---------        ---------          -------         ----------
                                                                    (44,394)          82,716           20,256             58,578

Net earnings (loss) before income taxes                             372,026         (314,057)         (83,079)           (25,110)

Income tax expense                                                  137,700           -               112,700 (7)         25,000
                                                                  ---------        ---------          -------         ----------

Net earnings (loss)                                                 234,326         (314,057)          29,621            (50,110)
                                                                  ---------        ---------          -------         ----------
                                                                  ---------        ---------          -------         ----------

Pro forma earnings (loss) per common share                      $       .04            *                                    (.01)
                                                                  ---------        ---------                          ----------
                                                                  ---------        ---------                          ----------
Pro forma weighted number of common shares
 outstanding                                                    $ 5,211,776            *                              12,363,500
                                                                  ---------        ---------                          ----------
                                                                  ---------        ---------                          ----------


* Due to the limited number of RAFCO shares outstanding, presentation of loss per share is not considered to be meaningful.


                        FRONTEER DIRECTORY COMPANY, INC.
              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED SEPTEMBER 30, 1994
                                   (UNAUDITED)

                                                         FRONTEER          RAFCO            PRO FORMA            PRO FORMA
                                                        HISTORICAL       HISTORICAL        ADJUSTMENTS            COMBINED
                                                        ----------       ----------        -----------            --------
REVENUE:
 Directory                                            $ 9,003,581               -                -                9,003,581
 Broker/dealer                                              -             16,228,686             -               16,228,686
 Other                                                    155,341             30,214             -                  185,555
                                                        ---------         ----------          --------           ----------
                                                        9,158,922         16,258,900             -               25,417,822

COST OF SALES AND OPERATING EXPENSES:

 Directory cost of sales                                6,387,386              -                 -                6,387,386
 Commissions                                                -              4,263,665             -                4,263,665
 General and administrative                             2,012,543         11,084,476             -               13,097,019
 Depreciation and amortization                            336,876            395,572           206,671 (5)          939,119
 Other, net                                                 -              1,484,627             -                1,484,627
                                                        ---------         ----------          --------           ----------
                                                        8,736,805         17,228,340           206,671           26,171,816
                                                        ---------         ----------          --------           ----------

      Operating income (loss)                             422,117           (969,440)         (206,671)            (753,994)

OTHER INCOME (EXPENSE):

 Interest income                                           47,709          1,082,576            65,000 (6)        1,195,285
 Interest expense                                        (162,516)          (567,901)          (46,152)(6)         (776,569)
 Other, net                                               239,490            101,339             -                  340,829
                                                        ---------         ----------          --------           ----------
                                                          124,683            616,014            18,848              759,545

Net earnings (loss) before income taxes                   546,800           (353,426)         (187,823)               5,551

Income tax expense                                        221,000              -              (141,000)(7)           80,000
                                                        ---------         ----------          --------           ----------

Net earnings (loss)                                   $   325,800           (353,426)          (46,823)             (74,449)
                                                        ---------         ----------          --------           ----------
                                                        ---------         ----------          --------           ----------

Pro forma earnings (loss) per common share            $       .06              *                                        .01
                                                        ---------         ----------                                    ---
                                                        ---------         ----------                                    ---

Pro forma weighted number of common shares
 outstanding                                            5,186,837              *                                 12,363,500
                                                        ---------         ----------                             ----------
                                                        ---------         ----------                             ----------


* Due to the limited number of RAFCO shares outstanding, presentation of loss per share is not considered to be meaningful.


                        FRONTEER DIRECTORY COMPANY, INC.

  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A)  BASIS OF PRESENTATION

     On April 26, 1995, Fronteer entered into a Plan of Reorganization and Exchange Agreement with RAFCO. Under the Agreement, Fronteer acquired all of the assets of RAFCO in exchange for the assumption by Fronteer of the liabilities of RAFCO and the issuance by Fronteer to RAFCO of 7,223,871 shares of $.01 par value common stock and 87,500 shares of $.10 par value series A voting cumulative preferred stock ($10.00 per share redemption value). RAFCO dissolved as a corporation and will distribute Fronteer's common and preferred stock to the shareholders of RAFCO. As a result of the transaction described in the Agreement, the former shareholders of RAFCO acquired a 55% interest in Fronteer. Accordingly, the transaction will be accounted for as a "reverse acquisition" of Fronteer by RAFCO using the purchase method of accounting.

     On April 27, 1995, Fronteer sold certain telephone directories to Telecom for a purchase price of $2,400,000. The purchase price included a cash payment of $1,500,000 and a promissory note of $900,000. Also on April 27, 1995, Fronteer granted Telecom the option to purchase certain other telephone directories in the future. These related transactions were contemplated by the Agreement.

     The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 1995 includes historical balances, adjusted for the pro forma effects of the acquisition and related transactions. The unaudited pro forma condensed combined statement of operations for the six months ended March 31, 1995 include historical results of operations of Fronteer and RAFCO, adjusted for the pro forma effects of the acquisition and related transactions. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 1994 include the historical results of operations of Fronteer for the year ended September 30, 1994 and the historical results of operations of RAFCO for the year ended
     December 31, 1994, adjusted for the pro forma effects of the acquisition and related transactions.

(B)  PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the condensed combined balance sheet as of March 31, 1995 and to the condensed combined statements of operations for the six months ended March 31, 1995 and the year ended September 30, 1994:

     (1) To reflect the acquisition of Fronteer by RAFCO and the allocation of the purchase price as follows:


       Acquisition consideration                              $ 6,588,984
       Less Fronteer net assets acquired                        2,144,247
                                                                ---------
            Excess cost of net assets acquired                $ 4,444,737
                                                                ---------
                                                                ---------

       Allocation of excess cost of net assets acquired:
         Intangible assets                                    $ 6,133,737
         Deferred tax liability                                (1,689,000)
                                                                ---------

                                                              $ 4,444,737
                                                                ---------
                                                                ---------


                        FRONTEER DIRECTORY COMPANY, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS,
                                    CONTINUED

          The acquisition consideration is based on an independent third party valuation of the common shares issued by Fronteer of $.90 per share. The preferred stock issued by Fronteer was valued at $1.00 per share.

     (2) To reflect the issuance of 7,223,871 shares of $.01 par value Fronteer common stock and 87,500 shares of $.10 par value series A voting cumulative preferred stock ($10.00 per share redemption value) and adjust stockholders' equity to reflect the equity structure of Fronteer, the surviving corporation, as follows:

                                                                                   Combined
                                                Historical      Adjustments        Fronteer
                                                ----------      -----------        --------
           Fronteer:
             Common stock, net of
                treasury shares               $   (27,767)         151,402         123,635
             Preferred stock                        -               87,500          87,500
             Additional paid in capital         2,168,623        4,245,576       6,414,199
             Retained earnings                      3,391           (3,391)          -
                                                ---------        ---------       ---------
                                                2,144,247        5,268,587       7,412,834
                                                ---------        ---------       ---------
           RAFCO:
             Common stock                               1               (1)          -
             Preferred stock                      823,750         (823,750)          -
             Additional paid in capital                99              (99)          -
             Retained deficit                    (181,767)          -             (181,767)
                                                ---------        ---------       ---------
                                                  642,083         (823,850)       (181,767)
                                                ---------        ---------       ---------

                                              $ 2,786,330        4,444,737       7,231,067
                                                ---------        ---------       ---------
                                                ---------        ---------       ---------


     (3) To reflect the sale of telephone directories and other assets to Telecom as follows:

                Sales price:
                  Cash                                                                 $ 1,500,000
                  Notes receivable                                                         835,000
                                                                                         ---------
                                                                                       $ 2,335,000
                                                                                         ---------
                                                                                         ---------
                Financial statement value of directories sold:
                  Allocation of excess cost of net assets acquired                     $ 2,963,154
                  Historical cost basis of assets sold                                     187,846
                                                                                         ---------
                                                                                         3,151,000
                    Less deferred tax liability related to excess cost
                      allocated to directories sold                                       (816,000)
                                                                                         ---------
                                                                                       $ 2,335,000
                                                                                         ---------
                                                                                         ---------


                        FRONTEER DIRECTORY COMPANY, INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS,
                                    CONTINUED

          The total sales price of $2,400,000 includes a cash payment of $1,500,000 and a noninterest bearing note receivable of $900,000, which has been recorded net of discount of $65,000. Excess cost of net assets acquired allocated to directories sold, net of income tax effect is equal to the sales price; accordingly, no gain or loss is recorded on the sale.

     (4) To record the note payable in connection with the Option Agreement granting Telecom the option to purchase certain other Fronteer directories between June 1, 1997 and June 1, 1999. In consideration for this option, Telecom made a $500,000 non interest bearing loan to Fronteer. The note payable has been recorded net of discount of $100,000.

     (5) To reflect additional amortization expense associated with the increase in intangible assets using a 15 year estimated life as follows:

                                           Year ended           Six months ended
                                       September 30, 1994        March 31, 1995
                                       ------------------        --------------
            Amortization expense          $ 206,671                  103,335
                                            -------                  -------
                                            -------                  -------




     (6) To record additional interest income related to the discounting of the noninterest bearing $900,000 note receivable, and additional interest expense related to the noninterest bearing $500,000 note payable.

     (7) To record the tax effect of the utilization of the RAFCO net loss to partially offset Fronteer net earnings.

(C)  EARNINGS PER SHARE

     Earnings per share amounts are based on the weighted average number of common shares outstanding for the period less preferred stock dividends, unless antidulitive.

- --------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                  FORM 8-K\A-1

                                 CURRENT REPORT

                                DATED May 9, 1995

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        FRONTEER DIRECTORY COMPANY, INC.





                                    EXHIBITS

- --------------------------------------------------------------------------------

                                  EXHIBIT INDEX


Exhibit   Description                                                   Page No.
- -------   -----------                                                   --------

2.1       Plan of Reorganization and Exchange Agreement dated
          April 26, 1995, with Exhibits A, B, C, F, and I.                 N/A

2.2       Sale and Purchase Agreement dated April 27, 1995, with Exhibits
          A and J.                                                         N/A

2.3       Option Agreement dated April 27, 1995, with Exhibits A, B,
          and D.                                                           N/A

3.0(i)    Articles of Amendment to the Registrant's Articles of
          Incorporation dated April 28, 1995.                              N/A

23.1      Consent of KPMG Peat Marwick, LLP.